EXHIBIT 10.10


                                ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT (the "Agreement")is made as of October 23, 2001, by and between FLEXXTECH CORPORATION (the "COMPANY"), DUTCHESS PRIVATE EQUITIES FUND, LP AND DAVID WYKOFF (cumulatively the "INVESTORS") and JOSEPH B. LAROCCO, ESQ., with an office at 49 Locust Avenue, Suite 107, New Canaan, CT 06840 (the "ESCROW AGENT").

                              W I T N E S S E T H:

     WHEREAS, DUTCHESS PRIVATE EQUITIES FUND, LP will be purchasing a $60,000 secured convertible debenture from the Company and DAVID WYKOFF will be purchasing a $180,000 secured convertible debenture from the Company (cumulatively the "DEBENTURES"), pursuant to the Securities Purchase Agreement entered into by the COMPANY and the INVESTORS; and

     WHEREAS, COMPANY and INVESTORS have requested that the Escrow Agent hold the $240,000 and certain documents in escrow pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                    ---------
                    TERMS  OF  THE  ESCROW

1.1 The parties hereby agree to have Joseph B. LaRocco, Esq. act as Escrow Agent whereby the Escrow Agent shall hold the $240,000 in escrow until the Escrow Agent has received the following (the "Escrow Documents"):

a.     copy  of  fully  executed  Securities  Purchase  Agreement;
b.     copy  of  fully  executed  Registration  Rights  Agreement;
c.     original  executed  Debentures  in  favor  of  each  Investor;
d.     original  executed  Opinion  Letter  from  Company  counsel;
e.     copy  of  fully  executed  Board  Resolution;
f.     copy  of  Purchase  Order;
g.     copy  of  fully  executed  Lock-up  Agreement;
h.     original  fully  executed  Security  Agreement;  and
i.     original  executed  UCC-1  Financing  Statement(s).

Once the Escrow Agent is in receipt of all the Escrow Documents and the $240,000, he shall wire the sum of $19,200 to Dutchess Advisors, Ltd. per its written instructions, $3,000 to Bell, Nunnally & Martin LLP per its written instructions, retain $4,000 for legal and escrow fees and wire the net balance of $213,800 to the Company per its written instructions.

     In the event the Escrow Agent does not receive the Shares on or before October 25, 2001, he shall notify the INVESTORS, who may cancel and terminate this Agreement by sending written notice to the Escrow Agent, in which case Escrow Agent shall wire back the $240,000 to INVESTORS without interest.

     1.2 Upon Escrow Agent's receipt of funds from INVESTORS into the attorney escrow account the Escrow Agent shall notify COMPANY of the amount received.

     1.3 COMPANY, prior to or upon receipt of said notice from the Escrow Agent, shall deliver to Escrow Agent the Shares being purchased without restrictive legend.

1.4 This Agreement may be altered or amended only with the written consent of all of the parties hereto. Should COMPANY attempt to change this Agreement in a manner which, in the Escrow Agent's discretion, shall be undesirable, the Escrow Agent may resign as Escrow Agent by notifying COMPANY and INVESTORS in writing. In the case of the Escrow Agent's resignation or removal pursuant to the foregoing, his only duty, until receipt of notice from COMPANY and INVESTORS that a successor escrow agent has been appointed, shall be to hold and preserve the Shares and funds that are in his possession. Upon receipt by the Escrow Agent of said notice from COMPANY and INVESTORS of the appointment of a successor escrow agent, the name of a successor escrow account and a direction to transfer the Shares and funds, the Escrow Agent shall promptly thereafter transfer all of the Shares and funds that he is still holding in escrow, to said successor escrow agent. Immediately after said transfer of the Shares and funds, the Escrow Agent shall furnish COMPANY and INVESTORS with proof of such transfer. The Escrow Agent is authorized to disregard any notices, requests, instructions or demands received by it from COMPANY or INVESTORS after notice of resignation or removal has been given.

     1.5 The Escrow Agent shall be reimbursed by COMPANY and INVESTORS for any reasonable expenses incurred in the event there is a conflict between the parties and the Escrow Agent shall deem it necessary to retain counsel. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties in connection with this transaction and has not been involved in the negotiation of the terms of the transaction between COMPANY and INVESTORS, or any matters relative thereto. The Escrow Agent has no liability hereunder to either party other than to hold the Shares and funds received by the INVESTORS and to deliver them under the terms hereof. Each party hereto agrees to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement or the investment being made by INVESTORS. The COMPANY acknowledges and represents that it is not being represented in a legal capacity by Joseph B. LaRocco, and has had the opportunity to consult with its own legal advisors prior to the signing of this Agreement. The Escrow Agent is not rendering securities advice to the COMPANY with respect to this proposed transaction.

                                    ARTICLE 2
                                    ---------
                                  MISCELLANEOUS

          2.1 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

          2.2 This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

          2.3 Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all the parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Agreement.

          2.4 The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance of the laws of the State of Connecticut. Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall be brought through the American Arbitration Association at the designated locale of Stamford, Connecticut.

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                              DUTCHESS  PRIVATE  EQUITIES  FUND,  L.P.
     BY  ITS  GENERAL  PARTNER  DUTCHESS
     CAPITAL  MANAGEMENT,  LLC



                         By:

                              Name:  Michael  A.  Novielli,  a  Managing  Member


                         DAVID  WYKOFF


                         By:_____________________________________
                               Name:  David  Wykoff



                         FLEXXTECH  CORPORATION

                      By:_____________________________________
                               Name:  Greg  Mardock,  its  President


                          JOSEPH  B.  LAROCCO,  ESCROW  AGENT


                         By:
                               Name:  Joseph  B.  LaRocco,  Esq.